Exhibit 99.2

Kenexa Corporation and Subsidiaries
Pro Forma Consolidating Financial Statements
(Unaudited)

The unaudited pro forma consolidating balance sheet of the Company as of December 31, 2011, has been prepared as if the Company's acquisition of OutStart had been consummated on December 31, 2011.  The unaudited pro forma consolidating statements of operations for the years ended December 31, 2010 and 2011 are presented as if the Company's acquisition of OutStart had occurred on January 1, 2010.

The pro forma consolidating financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Company's acquisition of OutStart, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period.

These pro forma consolidating financial statements should be read in conjunction with:

(a)	the Company's Form 10-K for the period ended December 31, 2011 filed on March 15, 2012, and
(b)	the Company's Form 8-K filed on February 6, 2012.

Kenexa Corporation and Subsidiaries
Pro Forma Consolidating Balance Sheet
As of December 31, 2011
(In thousands)
(Unaudited)

	OutStart (A)	Kenexa (B)	Pro Forma Adjustments	F/N	Pro Forma
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,070	$67,459	$(46,227)	C	$26,302
Short-term investments	—	51,807			51,807
Accounts receivable, net of allowance for doubtful accounts	4,342	52,664			57,006
Unbilled receivables	—	3,385			3,385
Income tax receivable	—	196			196
Deferred income taxes	366	5,477	(366)	C	5,477
Prepaid expenses and other current assets	161	9,555			9,716
Total Current Assets	9,939	190,543	(46,593)		153,889
Long-term investments	—	9,710			9,710
Property and equipment, net of accumulated depreciation	137	18,632			18,769
Software, net of accumulated amortization	—	27,179			27,179
Goodwill	14,181	43,265	16,112	C	73,558
Intangible assets, net of accumulated amortization	2,268	73,074	19,432	C	94,774
Deferred income taxes, non-current	4,778	35,092	(4,778)	C	35,092
Deferred financing costs, net of accumulated amortization	—	354			354
Other long-term assets	252	7,795			8,047
Total assets	$31,555	$405,644	$(15,827)		$421,372

Liabilities and Shareholders’ Equity
Current liabilities
Term loan	$15	$5,000			$5,015
Accounts payable	203	7,909			8,112
Notes payable, current	—	11			11
Commissions payable	—	3,673			3,673
Accrued compensation and benefits	—	18,061			18,061
Other accrued liabilities	1,837	13,970	749	C	16,556
Deferred revenue	7,324	81,795	(2,941)	C	86,178
Capital lease obligations	—	282			282
Total current liabilities	9,379	130,701	(2,192)		137,888

Capital lease obligations, less current portion	—	218			218
Revolving credit loan	—	25,000			25,000
Long term debt, less current portion	58	—			58
Deferred income taxes	—	1,823	8,300	C	10,123
Deferred revenue	79	7,042	(79)	C	7,042
Redeemable warrants	8	—			8
Other non-current liabilities	175	5,330			5,505
Total liabilities	9,699	170,114	6,029		185,842

Commitments and Contingencies

Temporary Equity
Noncontrolling interest	—	4,990			4,990
Redeemable Preferred Stock	35,786	—	(35,786)	E	—

Shareholders’ (Deficit) Equity
Series C and E Preferred stock	1,911	—	(1,911)	D	—
Common stock	5	271	(5)	D	271
Additional paid-in-capital	2,061	385,511	(2,061)	D	385,511
Notes receivable-stockholders	(142)	—	142	D	—
Accumulated deficit	(17,474)	(149,376)	17,474	D	(149,376)
Accumulated other comprehensive loss	(291)	(5,866)	291	D	(5,8 66	Tot
Total shareholders’ (deficit) equity	(13,930)	230,540	13,930		230,540

Total liabilities and shareholders’ equity	$31,555	$405,644	$(15,827)		$421,372

Kenexa Corporation and Subsidiaries
Pro Forma Consolidating Statement of Operations
For the year ended December 31, 2011
(In thousands, except share and per share data)
(Unaudited)

	OutStart (A)	Kenexa (B)	Pro Forma Adjustments	F/N	Pro Forma
Revenues:
Subscription	$14,763	$204,230			$218,993
Other	7,825	78,709			86,534
Total revenues	22,588	282,939			305,527
Cost of revenues	3,856	112,173			116,029
Gross profit	18,732	170,766			189,498

Operating expenses:
Sales and marketing	6,850	63,394			70,244
General and administrative	1,812	53,933	(189)	D	55,556
Research and development	4,216	19,089			23,305
Depreciation and amortization	1,170	32,447	2,148	C	35,765

Total operating expenses	14,048	168,863	1,959		184,870

Income from operations	4,684	1,903	(1,959)		4,628
Interest expense	(39)	(1,575)			(1,614)
Loss on change in fair market value of investments including ARS and put option, net and sale of municipal bonds	—	(244)			(244)
Other expense	(15)	—			(15)
Income (loss) before income tax	4,630	84	(1,959)		2,755
Income tax expense	1,957	3,955			5,912
Net income (loss)	$2,673	$(3,871)	$(1,959)		$(3,157)
Income allocated to noncontrolling interests	—	(234)			(234)
Accretion associated with variable interest entity	—	(3,159)			(3,159)

Net income (loss) allocable to common shareholders	$2,673	$(7,264)	$(1,959)		$(6,550)

Net loss per share- basic and diluted		$(0.28)			$(0.26)
Weighted average shares used to compute net income (loss) allocable to common shareholders per share – basic and diluted		25,524,227			25,524,227

Kenexa Corporation and Subsidiaries
Pro Forma Consolidating Statement of Operations
For the year ended December 31, 2010
(In thousands, except share and per share data)
(Unaudited)

	OutStart (A)	Kenexa (B)	Pro Forma Adjustments	F/N	Pro Forma
Revenues:
Subscription	$14,050	$154,689			168,739
Other	7,192	41,664			48,856
Total revenues	21,242	196,353			217,595
Cost of revenues	3,975	68,433			72,408
Gross profit	17,267	127,920			145,187

Operating expenses:
Sales and marketing	7,835	48,177			56,012
General and administrative	2,046	48,481			50,527
Research and development	4,390	11,901			16,291
Depreciation and amortization	1,365	19,661	3,692	C	24,718

Total operating expenses	15,636	128,220	3,692		147,548

Income (loss) from operations	1,631	(300)	(3,692)		(2,361)
Interest expense (income)	127	(14)			113
Loss on change in fair market value of investments including ARS and put option, net and sale of municipal bonds	—	(379)			(379)
Other expense	(29)	—			(29)
Income (loss) before income tax	1,475	(665)	(3,692)		(2,882)
Income tax expense	1,078	2,344			3,422
Net income (loss)	$397	$(3,009)	$(3,692)		$(6,304)
Income allocated to noncontrolling interests	(1)	(550)			(551)
Accretion	—	(2,202)			(2,202)
Net income (loss) allocable to common shareholders	$396	$(5,761)	$(3,692)		$(9,057)

Basic and diluted net loss per share		$(0.25)			$(0.40)
Weighted average shares used to compute net loss allocable to common shareholders per share – basic and diluted		22,645,286			22,645,286

Kenexa Corporation
Notes to Pro Forma Consolidating Financial Statements
(Unaudited)

Notes to Pro Forma Consolidating Balance Sheet as of December 31, 2011

(A)	To reflect the historical balance sheet of OutStart as of December 31, 2011.
(B)	To reflect the historical balance sheet of the Company as of December 31, 2011.
(C)
To record the consideration of $46.2 million for the purchase of OutStart, financed through existing cash.  The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management's best estimate of their fair value with excess cost over the net tangible and intangible assets acquired allocated to goodwill and identified intangible assets as presented below.

   The preliminary estimated fair value determination is allocated as follows and is for illustrative purposes only

Description	Amount	Amortization period
Assets Acquired
Cash and cash equivalents	$5,131
Accounts receivable	3,920
Prepaid expenses and other current assets	119
Note receivable	142
Property plant and equipment	130
Other assets	155
Backlog	2,100	1 year
Customer lists	8,300	15 years
Software	11,300	12 years
Goodwill	30,293	Indefinite
Less: Liabilities Assumed
Term loan	(15)
Accounts payable	(207)
Accrued expense	(2,211)
Deferred taxes	(8,300)
Deferred Revenue	(4,383)
Other noncurrent liabilities	(247)
Total fair value of the acquisition	$46,227

(D)	To eliminate OutStart’s shareholders’ deficit as of December 31, 2011.
(E)	To reflect the settlement of certain equity obligations by the former shareholders’ of OutStart prior to the acquisition.

 Kenexa Corporation
Notes to Pro Forma Consolidating Financial Statements (continued)
(Unaudited)

Notes to Pro Forma Consolidating Statement of Operations for the year ended December 31, 2011.

(A)	To reflect the consolidated historical statement of operations of OutStart for the twelve months ended December 31, 2011.
(B)	To reflect the consolidated historical statement of operations of the Company for the twelve months ended December 31, 2011, as reported.

(C)
To reflect the amortization of intangible assets (per the allocation of the estimated purchase price) that would have been recorded in the period, using a useful life of one to fifteen years.   The amortization is subject to revision based upon the completion of the purchase price allocation study.

(D)	To adjust for professional fees incurred in the year of the presented pro forma acquisition.

Notes to Pro Forma Consolidating Statement of Operations for the year ended December 31, 2010.

(A)	To reflect the consolidated historical statement of operations of OutStart for the twelve months ended December 31, 2010.
(B)	To reflect the consolidated historical statement of operations of the Company for the twelve months ended December 31, 2010, as reported.

(C)
To reflect the amortization of intangible assets (per the allocation of the estimated purchase price) that would have been recorded in the period, using a useful life of one to fifteen years.   The amortization is subject to revision based upon the completion of the purchase price allocation study.